Exhibit 99.1

Kilroy Realty

Q2 2023 Supplemental Financial Report

Q2 2023 Supplemental Financial Report

This Supplemental Financial Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding and the impact labor disruptions or strikes, such as episodic strikes in the entertainment industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2022, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.
Pictured on cover page, in order of appearance: Kilroy Oyster Point - Phase II, South San Francisco, CA | Aero Long Beach, Long Beach, CA | Columbia Square, Hollywood, CA

01
Corporate Data and Financial Highlights

–Company Background
–Executive Summary
–Financial Highlights
–Net Income Available to Common Stockholders / FFO Guidance and Outlook
–Consolidated Balance Sheets
–Consolidated Statements of Operations
–Funds From Operations and Funds Available for Distribution
–Net Operating Income

Q2 2023 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, Greater Seattle and Austin, Texas. The Company has over seven decades of experience developing, acquiring and managing office, life science and mixed-use real estate assets. At June 30, 2023, the Company’s stabilized portfolio totaled approximately 16.2 million square feet of primarily office and life science space that was 86.6% occupied and 88.6% leased. The Company also has 1,001 residential units in the Los Angeles and San Diego regions, which had an average occupancy of 92.7% for the quarter ended June 30, 2023.

Board of Directors		Executive and Senior Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	Chief Executive Officer	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	Justin W. Smart	President
Jolie Hunt		Eliott Trencher	Executive VP, Chief Financial Officer and Chief Investment Officer
Scott S. Ingraham
Louisa G. Ritter		Robert Paratte	Executive VP, Chief Leasing Officer and Senior Advisor to the Chairman
Gary R. Stevenson
Peter B. Stoneberg		Heidi R. Roth	Executive VP, Chief Administrative Officer	Bill Hutcheson
		John Osmond	Executive VP, Head of Asset Management	Senior VP, Investor Relations & Capital Markets
		Merryl Werber	Senior VP, Chief Accounting Officer and Controller

Equity Research Coverage

BofA Securities		Jefferies LLC
Camille Bonnel	(416) 369-2140	Peter Abramowitz	(212) 336-7241
BMO Capital Markets Corp.		J.P. Morgan
John P. Kim	(212) 885-4115	Anthony Paolone	(212) 622-6682
BTIG		Mizuho Securities USA LLC
Thomas Catherwood	(212) 738-6140	Vikram Malhotra	(212) 282-3827
Citigroup Investment Research		RBC Capital Markets
Michael Griffin	(212) 816-5871	Mike Carroll	(440) 715-2649
Deutsche Bank Securities, Inc.		Scotiabank
Derek Johnston	(210) 250-5683	Nicholas Yulico	(212) 225-6904
Evercore ISI		Wells Fargo
Steve Sakwa	(212) 446-9462	Blaine Heck	(443) 263-6529
Goldman Sachs & Co. LLC		Wolfe Research
Caitlin Burrows	(212) 902-4736	Andrew Rosivach	(646) 582-9250
Green Street Advisors
Dylan Burzinski	(949) 640-8780
Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q2 2023 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Revenues grew 4.8% to $284.3 million compared to the prior year	• Stabilized portfolio was 86.6% occupied and 88.6% leased at quarter-end

• Net income available to common stockholders per diluted share of $0.47, an	• Approximately 274,000 square feet of leases commenced
increase of 17.5% compared to the prior year
• Approximately 285,000 square feet of leases executed
• FFO per diluted share of $1.19, an increase of 1.7% compared to the prior year
◦GAAP rents increased 15.3% from prior levels
◦Both net income available to common stockholders per diluted share and
FFO per diluted share for the current quarter include $0.03 of non-recurring	◦Cash rents increased 2.5% from prior levels
items

• Same Store NOI decreased 2.3% compared to the prior year. Same Store Cash increased 2.7% compared to the prior year

◦Same Store NOI and Same Store Cash NOI includes $2.8 million and $0.4 million of non-recurring income, respectively. Prior year Same Store NOI and
Same Store Cash NOI includes $2.0 million and $1.6 million of non-recurring income, respectively.

Capital Markets Highlights	Strategic Highlights

• In July, entered into an eleven-year, non-recourse mortgage note for $375.0	• In July, commenced GAAP revenue recognition at 9514 Towne Centre Drive, an
million. The mortgage note bears interest at a fixed rate of 5.90% and matures	approximately 71,000 square foot office building in the University Towne Center
on August 10, 2034	submarket of San Diego, and added the building to the stabilized portfolio. The building was moved to the tenant improvement phase upon completion of the
• As of the date of this report, approximately $1.9 billion of total liquidity comprised	core and shell in April and is 100% leased to a global technology company of approximately $660.0 million of cash and short term investments, including the proceeds from the mortgage note referenced above, $170.0 million available under the unsecured term loan facility and approximately $1.1 billion available under the unsecured revolving credit facility

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 35-36 “Definitions Included in Supplemental.”

Q2 2023 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	6/30/2022	9/30/2022 (1)	12/31/2022	3/31/2023	6/30/2023

INCOME ITEMS AND DIVIDENDS:
Capitalized Interest and Debt Costs	$19,491	$19,677	$19,216	$17,731	$19,470
Cash Lease Termination Fees (2)	$374	$165	$503	$—	$225
Net Income Available to Common Stockholders per common share – diluted (3)	$0.40	$0.68	$0.45	$0.48	$0.47
Funds From Operations per common share – diluted (4)	$1.17	$1.17	$1.17	$1.22	$1.19
Dividends per common share (3)	$0.52	$0.54	$0.54	$0.54	$0.54
EBITDA, as adjusted (5)	$170,511	$170,453	$174,421	$184,577	$178,020
RATIOS:
Net Operating Income Margins	71.5%	70.6%	70.3%	71.2%	69.9%
Fixed Charge Coverage Ratio - Net Income	1.4x	2.3x	1.5x	1.6x	1.4x
Fixed Charge Coverage Ratio - EBITDA	4.6x	4.5x	4.4x	4.6x	4.1x
Net Income Payout Ratio	113.7%	73.5%	107.2%	97.9%	104.3%
FFO Payout Ratio	44.0%	45.6%	45.6%	43.8%	45.0%
FAD Payout Ratio	54.4%	54.7%	60.9%	48.2%	53.4%

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 35-36 “Definitions Included in Supplemental.”
(1)Net Income Available to Common Stockholders includes a $17.3 million of gain on sale of a depreciable operating property for the three months ended September 30, 2022.
(2)Represents cash receipts of lease termination fees in the period they are received, which may not correspond to the timing of GAAP revenue recognition of the lease termination fee over the remaining term of the lease.
(3)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(4)Please refer to page 7 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 8 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.
(5)Please refer to pages 37-38 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by Nareit, as the Company does not have any unconsolidated joint ventures.

Q2 2023 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
(unaudited, $ and shares/units in thousands, except per share amounts)
The Company is providing an updated guidance range of Nareit-defined FFO per diluted share for its fiscal year 2023 of $4.43 to $4.53 per share with a midpoint of $4.48 per share.

	Full Year 2023 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$1.67	$1.77

Weighted average common shares outstanding - diluted (1)	117,500	117,500

Net income available to common stockholders	$196,000	$208,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,000	2,300
Net income attributable to noncontrolling interests in consolidated property partnerships	24,500	25,500
Depreciation and amortization of real estate assets	340,000	340,000
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(34,500)	(35,500)
Funds From Operations (2)	$528,000	$540,300

Weighted average common shares and units outstanding - diluted (3)	119,200	119,200

FFO per common share/unit - diluted (3)	$4.43	$4.53

Key Assumptions	April 2023 Assumptions	Updated 2023 Assumptions
Same Store Cash NOI growth (2)	0.0% to 2.0%	1.5% to 2.5%
Average occupancy	86.50% to 88.00%	86.75% to 87.75%
Total development spending (4)	$400 million to $500 million	$425 million to $475 million
Dispositions	$0 to $200 million	$0 to $200 million

________________________
(1)Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.
(2)See pages 32-33 for Management Statements on Funds From Operations and Same Store Cash Net Operating Income.
(3)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(4)Remaining 2023 development spending is $250 million to $300 million.

The Company’s guidance estimates for the full year 2023, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this report, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this report. Although these guidance estimates reflect the impact on the Company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the Company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the Company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the Company’s capital needs, the particular assets being sold and the Company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the Company’s control. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Q2 2023 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022

ASSETS:
Land and improvements	$1,738,242	$1,738,242	$1,738,242	$1,743,194	$1,713,152
Buildings and improvements	8,353,596	8,335,285	8,302,081	7,693,247	7,530,547
Undeveloped land and construction in progress	1,894,545	1,788,542	1,691,860	2,183,071	2,272,508
Total real estate assets held for investment	11,986,383	11,862,069	11,732,183	11,619,512	11,516,207
Accumulated depreciation and amortization	(2,369,515)	(2,294,202)	(2,218,710)	(2,150,060)	(2,104,990)
Total real estate assets held for investment, net	9,616,868	9,567,867	9,513,473	9,469,452	9,411,217
Cash and cash equivalents	361,885	476,358	347,379	249,981	210,044
Restricted cash	—	—	—	13,009	13,008
Marketable securities	25,786	23,288	23,547	22,390	22,988
Current receivables, net	10,686	15,926	20,583	15,885	13,268
Deferred rent receivables, net	463,640	457,870	452,200	442,987	435,549
Deferred leasing costs and acquisition-related intangible assets, net	230,559	238,184	250,846	214,484	217,026
Right of use ground lease assets	126,022	126,277	126,530	126,708	126,587
Prepaid expenses and other assets, net	75,588	63,622	62,429	65,096	65,554
TOTAL ASSETS	$10,911,034	$10,969,392	$10,796,987	$10,619,992	$10,515,241

LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$240,142	$241,547	$242,938	$244,316	$245,680
Unsecured debt, net	4,172,833	4,171,029	4,020,058	3,823,532	3,822,482
Accounts payable, accrued expenses and other liabilities	377,733	418,902	392,360	424,087	357,253
Ground lease liabilities	124,678	124,837	124,994	125,065	125,277
Accrued dividends and distributions	64,438	64,461	64,285	64,271	61,880
Deferred revenue and acquisition-related intangible liabilities, net	185,429	195,629	195,959	176,105	176,845
Rents received in advance and tenant security deposits	78,187	80,565	81,432	82,839	73,273
Total liabilities	5,243,440	5,296,970	5,122,026	4,940,215	4,862,690
Equity:
Stockholders’ Equity
Common stock	1,172	1,171	1,169	1,169	1,169
Additional paid-in capital	5,184,227	5,175,402	5,170,760	5,162,088	5,151,705
Retained earnings	248,695	257,079	265,118	276,138	260,020
Total stockholders’ equity	5,434,094	5,433,652	5,437,047	5,439,395	5,412,894
Noncontrolling Interests
Common units of the Operating Partnership	53,358	53,386	53,524	53,475	53,289
Noncontrolling interests in consolidated property partnerships	180,142	185,384	184,390	186,907	186,368
Total noncontrolling interests	233,500	238,770	237,914	240,382	239,657
Total equity	5,667,594	5,672,422	5,674,961	5,679,777	5,652,551
TOTAL LIABILITIES AND EQUITY	$10,911,034	$10,969,392	$10,796,987	$10,619,992	$10,515,241

Q2 2023 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
REVENUES
Rental income	$281,309	$268,576	$571,413	$531,784
Other property income	2,973	2,608	5,671	4,901
Total revenues	284,282	271,184	577,084	536,685
EXPENSES
Property expenses	55,008	49,922	108,788	95,346
Real estate taxes	28,277	25,433	56,505	51,303
Ground leases	2,413	1,876	4,782	3,702
General and administrative expenses	22,659	22,120	46,595	44,901
Leasing costs	1,326	1,447	2,698	2,460
Depreciation and amortization	90,362	96,415	184,038	185,075
Total expenses	200,045	197,213	403,406	382,787
OTHER INCOME (EXPENSES)
Interest and other income, net	3,421	125	4,881	206
Interest expense	(26,383)	(20,121)	(52,054)	(40,746)
Total other expenses	(22,962)	(19,996)	(47,173)	(40,540)
NET INCOME	61,275	53,975	126,505	113,358
Net income attributable to noncontrolling common units of the Operating Partnership	(537)	(515)	(1,097)	(1,031)
Net income attributable to noncontrolling interests in consolidated property partnerships	(5,151)	(6,355)	(13,213)	(12,094)
Total income attributable to noncontrolling interests	(5,688)	(6,870)	(14,310)	(13,125)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$55,587	$47,105	$112,195	$100,233
Weighted average common shares outstanding – basic	117,155	116,822	117,107	116,737
Weighted average common shares outstanding – diluted	117,360	117,185	117,383	117,123
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.47	$0.40	$0.95	$0.85
Net income available to common stockholders per share – diluted	$0.47	$0.40	$0.95	$0.85

Q2 2023 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$55,587	$47,105	$112,195	$100,233
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	537	515	1,097	1,031
Net income attributable to noncontrolling interests in consolidated property partnerships	5,151	6,355	13,213	12,094
Depreciation and amortization of real estate assets	88,473	94,718	180,144	181,719
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,895)	(9,340)	(18,837)	(17,958)
Funds From Operations (1)(2)	$141,853	$139,353	$287,812	$277,119
Weighted average common shares/units outstanding – basic (3)	118,930	118,584	118,874	118,606
Weighted average common shares/units outstanding – diluted (4)	119,134	118,946	119,149	118,992
FFO per common share/unit – basic (1)	$1.19	$1.18	$2.42	$2.34
FFO per common share/unit – diluted (1)	$1.19	$1.17	$2.42	$2.33

FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)	$141,853	$139,353	$287,812	$277,119
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(17,850)	(18,893)	(35,616)	(32,178)
Amortization of deferred revenue related to tenant-funded tenant improvements (2)(5)	(4,912)	(4,943)	(10,097)	(9,204)
Net effect of straight-line rents	(5,720)	(14,654)	(11,339)	(29,884)
Amortization of net below market rents (6)	(1,608)	(2,739)	(4,641)	(5,631)
Amortization of deferred financing costs and net debt discount/premium	1,254	816	2,609	1,637
Non-cash amortization of share-based compensation awards	7,721	7,960	17,764	13,216
Lease related adjustments, leasing costs and other (7)	(2,106)	4,152	3,356	5,416
Adjustments attributable to noncontrolling interests in consolidated property partnerships	914	1,686	2,231	3,141
Funds Available for Distribution (1)	$119,546	$112,738	$252,079	$223,632

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(1)See page 33 for Management Statements on Funds From Operations and Funds Available for Distribution. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(2)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.9 million for the three months ended June 30, 2023 and 2022, and $10.1 million and $9.2 million for the six months ended June 30, 2023 and 2022, respectively. These amounts are adjusted out of FFO in our calculation of FAD.
(3)Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.
(6)Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.
(7)Includes other cash and non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences, leasing costs and other.

Q2 2023 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP Net Cash Provided by Operating Activities	$101,414	$100,290	$283,550	$278,949
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(17,850)	(18,893)	(35,616)	(32,178)
Depreciation of non-real estate furniture, fixtures and equipment	(1,889)	(1,697)	(3,894)	(3,356)
Net changes in operating assets and liabilities (1)	41,727	46,129	21,202	5,308
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(6,981)	(7,654)	(16,606)	(14,817)
Cash adjustments related to investing and financing activities	3,125	(5,437)	3,443	(10,274)
Funds Available for Distribution (2)	$119,546	$112,738	$252,079	$223,632

_______________________
(1)Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.
(2)Please refer to page 33 for a Management Statement on Funds Available for Distribution.

Q2 2023 Supplemental Financial Report

Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Operating Revenues:
Rental income (2)	$234,571	$229,508	2.2%	$478,078	$455,780	4.9%
Tenant reimbursements (2)	46,738	39,068	19.6%	93,335	76,004	22.8%
Other property income	2,973	2,608	14.0%	5,671	4,901	15.7%
Total operating revenues	284,282	271,184	4.8%	577,084	536,685	7.5%
Operating Expenses:
Property expenses	55,008	49,922	10.2%	108,788	95,346	14.1%
Real estate taxes	28,277	25,433	11.2%	56,505	51,303	10.1%
Ground leases	2,413	1,876	28.6%	4,782	3,702	29.2%
Total operating expenses	85,698	77,231	11.0%	170,075	150,351	13.1%
Net Operating Income	$198,584	$193,953	2.4%	$407,009	$386,334	5.4%

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(1)Please refer to page 31 for Management Statements on Net Operating Income and page 37 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.
(2)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.

02
Portfolio Data

–Same Store Analysis
–Stabilized Portfolio Occupancy Overview by Region
–Information on Leases Commenced & Leases Executed
–Stabilized Portfolio Capital Expenditures
–Stabilized Portfolio Lease Expirations
–Top Fifteen Tenants
–Consolidated Ventures (Noncontrolling Property Partnerships)

Q2 2023 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change

Total Same Store Portfolio
Office Portfolio
Number of properties	115	115		115	115
Square Feet	15,063,476	15,063,476		15,063,476	15,063,476
Percent of Stabilized Portfolio	92.9%	95.3%		92.9%	95.3%
Average Occupancy	87.8%	91.5%		89.1%	91.6%

Operating Revenues:
Rental income (2)	$211,581	$215,845	(2.0)%	$432,945	$430,283	0.6%
Tenant reimbursements (2)	41,177	37,122	10.9%	83,069	72,405	14.7%
Other property income	2,652	2,213	19.8%	5,061	4,229	19.7%
Total operating revenues (3)	255,410	255,180	0.1%	521,075	506,917	2.8%
Operating Expenses:
Property expenses	51,413	47,949	7.2%	102,130	91,508	11.6%
Real estate taxes	24,617	23,745	3.7%	49,195	48,242	2.0%
Ground leases	1,923	1,772	8.5%	3,778	3,510	7.6%
Total operating expenses	77,953	73,466	6.1%	155,103	143,260	8.3%
Net Operating Income (4)	$177,457	$181,714	(2.3)%	$365,972	$363,657	0.6%

Same Store Analysis (Cash Basis)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Total operating revenues (5)	$245,429	$236,467	3.8%	$508,815	$466,337	9.1%
Total operating expenses	77,853	73,356	6.1%	154,901	143,039	8.3%
Cash Net Operating Income (4)	$167,576	$163,111	2.7%	$353,914	$323,298	9.5%

________________________
(1)Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2022 and still owned and included in the stabilized portfolio as of June 30, 2023. Same Store includes 100% of consolidated property partnerships as well as our three residential properties.
(2)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.
(3)For the three months ended June 30, 2023 and 2022, includes $2.8 million and $2.0 million of non-recurring income, respectively. For the six months ended June 30, 2023 and 2022, includes $8.7 million and $4.5 million of non-recurring income, respectively.
(4)Please refer to page 37 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Store Net Operating Income and Same Store Cash Net Operating Income. Adjustments to GAAP operating revenues include the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles and revenue reversals (recoveries) related to tenant creditworthiness.
(5)For the three months ended June 30, 2023 and 2022, includes $0.4 million and $1.6 million of non-recurring income, respectively. For the six months ended June 30, 2023 and 2022, includes $12.5 million and $2.5 million of non-recurring income, respectively.

Q2 2023 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
STABILIZED PORTFOLIO (1)	Buildings	YTD NOI %	SF %	Total SF	6/30/2023	3/31/2023	6/30/2023

Greater Los Angeles
Culver City	19	0.7%	1.0%	166,207	78.9%	78.9%	78.9%
El Segundo	5	2.8%	6.8%	1,103,595	75.8%	76.0%	76.0%
Hollywood	10	6.9%	7.4%	1,200,419	87.7%	89.7%	91.0%
Long Beach	7	2.0%	5.9%	957,706	84.3%	75.2%	89.4%
West Hollywood	4	0.8%	1.2%	189,459	81.9%	80.0%	89.3%
West Los Angeles	8	4.4%	4.5%	726,975	76.9%	80.9%	76.9%
Total Greater Los Angeles	53	17.6%	26.8%	4,344,361	81.5%	80.8%	83.9%
San Diego County
Del Mar	17	13.4%	11.0%	1,791,486	98.1%	98.5%	98.2%
I-15 Corridor	3	0.7%	2.7%	433,851	66.3%	67.3%	83.0%
Little Italy / Point Loma	2	—%	2.0%	313,983	32.1%	32.3%	42.3%
University Towne Center	1	1.0%	1.0%	160,444	100.0%	100.0%	100.0%
Total San Diego County	23	15.1%	16.7%	2,699,764	85.4%	85.9%	89.4%
San Francisco Bay Area
Menlo Park	6	2.0%	2.0%	330,212	84.5%	84.5%	92.5%
Mountain View	3	3.1%	2.8%	457,066	100.0%	100.0%	100.0%
Palo Alto	2	1.3%	1.0%	165,574	100.0%	100.0%	100.0%
Redwood City	2	2.9%	2.1%	347,269	100.0%	100.0%	100.0%
San Francisco	10	28.3%	21.0%	3,400,601	87.5%	91.9%	89.5%
South San Francisco	6	8.4%	5.0%	806,109	100.0%	100.0%	100.0%
Sunnyvale	4	4.0%	4.1%	663,460	100.0%	100.0%	100.0%
Total San Francisco Bay Area	33	50.0%	38.0%	6,170,291	92.3%	94.7%	93.8%
Greater Seattle
Bellevue	2	5.3%	5.7%	919,295	93.6%	91.5%	95.2%
Lake Union / Denny Regrade	8	12.0%	12.8%	2,080,883	78.9%	97.0%	78.9%
Total Greater Seattle	10	17.3%	18.5%	3,000,178	83.4%	95.3%	83.9%
TOTAL STABILIZED PORTFOLIO	119	100.0%	100.0%	16,214,594	86.6%	89.6%	88.6%

Average Occupancy
Quarter-to-Date	Year-to-Date
87.4%	88.6%
________________________
(1)Excludes residential properties.

Q2 2023 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

Greater Los Angeles, California
3101-3243 La Cienega Boulevard	Culver City	166,207	78.9%	78.9%
2240 E. Imperial Highway	El Segundo	122,870	100.0%	100.0%
2250 E. Imperial Highway (1)	El Segundo	298,728	46.2%	46.2%
2260 E. Imperial Highway	El Segundo	298,728	100.0%	100.0%
909 N. Pacific Coast Highway	El Segundo	244,880	80.4%	81.1%
999 N. Pacific Coast Highway	El Segundo	138,389	58.1%	58.1%
1350 Ivar Avenue	Hollywood	16,448	100.0%	100.0%
1355 Vine Street	Hollywood	183,129	100.0%	100.0%
1375 Vine Street	Hollywood	159,236	100.0%	100.0%
1395 Vine Street	Hollywood	2,575	100.0%	100.0%
1500 N. El Centro Avenue	Hollywood	113,447	28.8%	63.6%
1525 N. Gower Street	Hollywood	9,610	100.0%	100.0%
1575 N. Gower Street	Hollywood	264,430	100.0%	100.0%
6115 W. Sunset Boulevard	Hollywood	26,238	53.0%	53.0%
6121 W. Sunset Boulevard	Hollywood	93,418	100.0%	100.0%
6255 W. Sunset Boulevard	Hollywood	331,888	83.5%	83.5%
3750 Kilroy Airport Way	Long Beach	10,718	100.0%	100.0%
3760 Kilroy Airport Way	Long Beach	166,761	96.1%	96.1%
3780 Kilroy Airport Way	Long Beach	221,452	88.4%	94.3%
3800 Kilroy Airport Way	Long Beach	192,476	87.7%	87.7%
3840 Kilroy Airport Way	Long Beach	138,441	51.8%	77.6%
3880 Kilroy Airport Way	Long Beach	96,923	100.0%	100.0%
3900 Kilroy Airport Way	Long Beach	130,935	78.7%	78.7%
8560 W. Sunset Boulevard	West Hollywood	76,558	69.2%	87.6%
8570 W. Sunset Boulevard	West Hollywood	49,276	95.0%	95.0%
8580 W. Sunset Boulevard (1)	West Hollywood	6,875	0.0%	0.0%
8590 W. Sunset Boulevard	West Hollywood	56,750	97.4%	97.4%
12100 W. Olympic Boulevard	West Los Angeles	155,679	100.0%	100.0%
12200 W. Olympic Boulevard	West Los Angeles	154,544	84.7%	84.7%
12233 W. Olympic Boulevard	West Los Angeles	156,746	54.2%	54.2%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%	100.0%
2100/2110 Colorado Avenue	West Los Angeles	104,853	55.4%	55.4%
501 Santa Monica Boulevard	West Los Angeles	78,509	67.8%	67.8%
Total Greater Los Angeles		4,344,361	81.5%	83.9%

________________________
(1)This property is part of a complex of properties and is analyzed at the complex level.

Q2 2023 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

San Diego County, California
12225 El Camino Real	Del Mar	58,401	100.0%	100.0%
12235 El Camino Real	Del Mar	53,751	100.0%	100.0%
12340 El Camino Real *	Del Mar	109,307	100.0%	100.0%
12390 El Camino Real	Del Mar	73,238	100.0%	100.0%
12770 El Camino Real	Del Mar	75,035	100.0%	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%	100.0%
12790 El Camino Real	Del Mar	87,944	100.0%	100.0%
12830 El Camino Real	Del Mar	196,444	100.0%	100.0%
12860 El Camino Real	Del Mar	92,042	100.0%	100.0%
12348 High Bluff Drive	Del Mar	39,192	100.0%	100.0%
12400 High Bluff Drive *	Del Mar	216,518	91.7%	91.7%
3579 Valley Centre Drive	Del Mar	54,960	94.7%	94.7%
3611 Valley Centre Drive	Del Mar	132,425	96.4%	96.4%
3661 Valley Centre Drive	Del Mar	131,662	100.0%	100.0%
3721 Valley Centre Drive	Del Mar	115,193	100.0%	100.0%
3811 Valley Centre Drive	Del Mar	118,912	100.0%	100.0%
3745 Paseo Place	Del Mar	95,871	90.3%	93.8%
13480 Evening Creek Drive North	I-15 Corridor	143,401	10.4%	55.6%
13500 Evening Creek Drive North	I-15 Corridor	143,749	92.9%	92.9%
13520 Evening Creek Drive North	I-15 Corridor	146,701	94.8%	100.0%
2100 Kettner Boulevard *	Little Italy	206,527	0.0%	15.5%
2305 Historic Decatur Road	Point Loma	107,456	93.9%	93.9%
9455 Towne Centre Drive	University Towne Center	160,444	100.0%	100.0%
Total San Diego County		2,699,764	85.4%	89.4%

________________________
* Excluded from our Same Store portfolio.

Q2 2023 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%	100.0%
4200 Bohannon Drive	Menlo Park	45,451	65.8%	65.8%
4300 Bohannon Drive	Menlo Park	63,079	48.7%	85.3%
4500 Bohannon Drive	Menlo Park	63,078	100.0%	100.0%
4600 Bohannon Drive	Menlo Park	48,147	93.0%	100.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%	100.0%
680 E. Middlefield Road	Mountain View	171,676	100.0%	100.0%
690 E. Middlefield Road	Mountain View	171,215	100.0%	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%	100.0%
3150 Porter Drive	Palo Alto	36,886	100.0%	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%	100.0%
900 Middlefield Road	Redwood City	118,764	100.0%	100.0%
100 Hooper Street	San Francisco	417,914	95.5%	95.5%
100 First Street	San Francisco	480,457	94.8%	98.8%
303 Second Street	San Francisco	784,658	65.8%	71.9%
201 Third Street	San Francisco	346,538	74.0%	74.0%
360 Third Street	San Francisco	436,358	94.8%	94.8%
250 Brannan Street	San Francisco	100,850	100.0%	100.0%
301 Brannan Street	San Francisco	82,834	100.0%	100.0%
333 Brannan Street	San Francisco	185,602	100.0%	100.0%
345 Brannan Street	San Francisco	110,050	99.7%	99.7%
350 Mission Street	San Francisco	455,340	99.7%	99.7%
345 Oyster Point Boulevard	South San Francisco	40,410	100.0%	100.0%
347 Oyster Point Boulevard	South San Francisco	39,780	100.0%	100.0%
349 Oyster Point Boulevard	South San Francisco	65,340	100.0%	100.0%
350 Oyster Point Boulevard	South San Francisco	234,892	100.0%	100.0%
352 Oyster Point Boulevard	South San Francisco	232,215	100.0%	100.0%
354 Oyster Point Boulevard	South San Francisco	193,472	100.0%	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%	100.0%
599 Mathilda Avenue	Sunnyvale	76,031	100.0%	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%	100.0%
Total San Francisco Bay Area		6,170,291	92.3%	93.8%

Q2 2023 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

Greater Seattle, Washington
601 108th Avenue NE	Bellevue	490,738	99.8%	99.8%
10900 NE 4th Street	Bellevue	428,557	86.5%	90.0%
2001 West 8th Avenue	Denny Regrade	539,226	20.0%	20.0%
333 Dexter Avenue North *	Lake Union	618,766	100.0%	100.0%
701 N. 34th Street	Lake Union	141,860	100.0%	100.0%
801 N. 34th Street	Lake Union	173,615	100.0%	100.0%
837 N. 34th Street	Lake Union	112,487	100.0%	100.0%
320 Westlake Avenue North	Lake Union	184,644	96.1%	96.1%
321 Terry Avenue North	Lake Union	135,755	100.0%	100.0%
401 Terry Avenue North	Lake Union	174,530	100.0%	100.0%
Total Greater Seattle		3,000,178	83.4%	83.9%

TOTAL STABILIZED PORTFOLIO		16,214,594	86.6%	88.6%

________________________
* Excluded from our Same Store portfolio.

			Average Residential Occupancy
RESIDENTIAL PROPERTIES	Submarket	Total No. of Units	Quarter-to-Date	Year-to-Date

Greater Los Angeles
1550 N. El Centro Avenue	Hollywood	200	92.0%	93.0%
6390 De Longpre Avenue	Hollywood	193	93.1%	93.3%
San Diego County
3200 Paseo Village Way	Del Mar	608	92.8%	93.0%
TOTAL RESIDENTIAL PROPERTIES		1,001	92.7%	93.0%

Q2 2023 Supplemental Financial Report

Information on Leases Commenced (1)

Quarter to Date	# of Leases (2)		Square Feet (2)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents
	New	Renewal	New	Renewal	Total
2nd Generation	15	16	146,704	122,323	269,027	80	$72.10	$10.81	18.5%	3.4%
Development Leasing (4)	1	—	5,455	—	5,455	88	$121.62	$16.58
TOTAL:	16	16	152,159	122,323	274,482

Year to Date	# of Leases (2)		Square Feet (2)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents
	New	Renewal	New	Renewal	Total
2nd Generation	21	25	181,338	238,918	420,256	66	$54.55	$9.92	18.7%	4.2%
Development Leasing (4)	1	—	5,455	—	5,455	88	$121.62	$16.58
TOTAL:	22	25	186,793	238,918	425,711

________________________
(1)Includes 100% of consolidated property partnerships.
(2)Represents leasing activity for leases that commenced at properties in the stabilized and development and redevelopment portfolios during the period, net of month-to-month leases.
(3)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(4)Represents leases commenced on new construction added to the stabilized portfolio and leasing activity for leases signed in our development and redevelopment portfolios.

Q2 2023 Supplemental Financial Report

Information on Leases Executed (1)

Quarter to Date (2)	# of Leases (3)		Square Feet (3)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (4)	TI/LC Per Sq.Ft. /Year (4)	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates
	New	Renewal	New	Renewal	Total
2nd Generation	14	16	141,248	122,323	263,571	73	$65.69	$10.80	15.3%	2.5%	16.6%
Development Leasing (5)	2	—	21,150	—	21,150	147	$185.15	$15.11
TOTAL:	16	16	162,398	122,323	284,721

Year to Date (6)	# of Leases (3)		Square Feet (3)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (4)	TI/LC Per Sq.Ft. /Year (4)	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates
	New	Renewal	New	Renewal	Total
2nd Generation	26	25	311,109	238,918	550,027	62	$61.84	$11.97	9.4%	(1.1)%	19.8%
Development Leasing (5)	2	—	21,150	—	21,150	147	$185.15	$15.11
TOTAL:	28	25	332,259	238,918	571,177

________________________
(1)Includes 100% of consolidated property partnerships.
(2)During the three months ended June 30, 2023, 15 new leases totaling 142,313 square feet were signed but not commenced as of June 30, 2023.
(3)Represents leasing activity for leases signed at properties in the stabilized portfolio during the period, net of month-to-month leases.
(4)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(5)Represents leasing on new construction added to the stabilized portfolio and leasing activity for leases signed in our development and redevelopment portfolios.
(6)During the six months ended June 30, 2023, 20 new leases totaling 280,100 square feet were signed but not commenced as of June 30, 2023.

Q2 2023 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2023	Q2 2023	Q1 2023

1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$500	$153	$347
Tenant Improvements & Leasing Commissions (2)	—	—	—

Total	$500	$153	$347

	Total 2023	Q2 2023	Q1 2023

2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$14,560	$7,263	$7,297
Tenant Improvements & Leasing Commissions (2)	21,056	10,587	10,469

Total	$35,616	$17,850	$17,766

________________________
(1)Includes 100% of capital expenditures of consolidated property partnerships.
(2)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements.

Q2 2023 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary (1)(2)
($ in thousands, except for annualized rent per sq. ft.)

# of Expiring Leases	14	16	25	13	16	16	66	60	65	46	26	38	33	14	17
% of Total Leased Sq. Ft.	2.2%	2.0%	1.9%	1.0%	2.1%	2.8%	5.1%	13.9%	8.1%	8.0%	6.9%	11.1%	14.0%	7.7%	13.2%
Annualized Base Rent	$13,284	$15,742	$12,759	$5,759	$10,026	$23,250	$34,798	$91,231	$46,380	$69,013	$52,223	$91,359	$130,075	$71,863	$119,227
% of Total Annualized Base Rent (3)	1.7%	2.0%	1.6%	0.7%	1.3%	3.0%	4.4%	11.6%	5.9%	8.8%	6.6%	11.6%	16.5%	9.1%	15.2%
Annualized Rent per Sq. Ft.	$44.61	$56.45	$48.02	$42.12	$34.48	$60.13	$49.39	$47.06	$41.45	$62.56	$54.60	$59.63	$67.41	$67.55	$65.31
________________________
(1)For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of June 30, 2023, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of June 30, 2023.
(2)Adjusting for leasing transactions executed as of June 30, 2023 but not yet commenced, the 2023 and 2024 expirations would be reduced by 71,920 and 18,791 square feet, respectively.
(3)Includes 100% of annualized base rent of consolidated property partnerships.

Q2 2023 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2023	Greater Los Angeles	20	291,239	2.1%	$16,036	2.0%	$55.06
	San Diego	5	134,366	1.0%	5,797	0.8%	43.14
	San Francisco Bay Area	4	146,783	1.1%	7,000	0.9%	47.69
	Greater Seattle	1	4,286	—%	193	—%	45.03
	Total	30	576,674	4.2%	$29,026	3.7%	$50.33

2024	Greater Los Angeles	44	554,233	4.0%	$24,446	3.1%	$44.11
	San Diego	6	26,689	0.2%	1,157	0.1%	43.35
	San Francisco Bay Area	11	269,858	2.0%	18,040	2.3%	66.85
	Greater Seattle	9	229,152	1.6%	8,151	1.1%	35.57
	Total	70	1,079,932	7.8%	$51,794	6.6%	$47.96

2025	Greater Los Angeles	27	196,823	1.5%	$8,661	1.1%	$44.00
	San Diego	19	227,189	1.6%	11,625	1.5%	51.17
	San Francisco Bay Area	9	124,014	0.9%	8,724	1.1%	70.35
	Greater Seattle	11	156,575	1.1%	5,788	0.7%	36.97
	Total	66	704,601	5.1%	$34,798	4.4%	$49.39

2026	Greater Los Angeles	21	390,975	2.8%	$15,194	1.9%	$38.86
	San Diego	12	211,451	1.5%	10,427	1.3%	49.31
	San Francisco Bay Area	16	940,731	6.7%	49,414	6.3%	52.53
	Greater Seattle	11	395,359	2.9%	16,196	2.1%	40.97
	Total	60	1,938,516	13.9%	$91,231	11.6%	$47.06

2027	Greater Los Angeles	35	723,000	5.2%	$26,665	3.4%	$36.88
	San Diego	16	239,066	1.7%	11,926	1.5%	49.89
	San Francisco Bay Area	4	70,381	0.6%	4,524	0.6%	64.28
	Greater Seattle	10	86,543	0.6%	3,265	0.4%	37.73
	Total	65	1,118,990	8.1%	$46,380	5.9%	$41.45

2028 and Beyond	Greater Los Angeles	48	1,285,141	9.3%	$73,718	9.4%	$57.36
	San Diego	56	1,448,644	10.5%	89,936	11.4%	62.08
	San Francisco Bay Area	44	4,089,019	29.6%	296,756	37.7%	72.57
	Greater Seattle	26	1,587,836	11.5%	73,350	9.3%	46.19
	Total	174	8,410,640	60.9%	$533,760	67.8%	$63.46

________________________
(1)Includes 100% of annualized base rent of consolidated property partnerships.

Q2 2023 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name (2)	Region	Annualized Base Rental Revenue (3)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet	Year(s) of Significant Lease Expiration(s) (4)
Global technology company	Greater Seattle / San Diego County	$39,631	779,210	5.0%	4.8%	2032 - 2033
Cruise LLC	San Francisco Bay Area	35,449	374,618	4.5%	2.3%	2031
Stripe, Inc.	San Francisco Bay Area	33,110	425,687	4.2%	2.6%	2034
Salesforce, Inc.	San Francisco Bay Area / Greater Seattle	30,100	613,497	3.8%	3.8%	2024 / 2029 - 2030 / 2032
LinkedIn Corporation / Microsoft Corporation	San Francisco Bay Area	29,752	663,460	3.8%	4.1%	2024 / 2026
Adobe Systems, Inc.	San Francisco Bay Area / Greater Seattle	27,897	522,879	3.5%	3.2%	2027 / 2031
DoorDash, Inc.	San Francisco Bay Area	23,842	236,759	3.0%	1.5%	2032
Riot Games, Inc. (5)	Greater Los Angeles	22,967	340,584	2.9%	2.1%	2023 - 2024 / 2031
Okta, Inc.	San Francisco Bay Area	22,387	273,371	2.8%	1.7%	2028
Netflix, Inc.	Greater Los Angeles	21,854	361,388	2.8%	2.2%	2032
Box, Inc.	San Francisco Bay Area	20,390	341,441	2.6%	2.1%	2028
Cytokinetics, Inc.	San Francisco Bay Area	18,167	234,892	2.3%	1.4%	2033
DIRECTV, LLC	Greater Los Angeles	16,085	532,956	2.0%	3.3%	2026 - 2027
Synopsys, Inc.	San Francisco Bay Area	15,492	342,891	2.0%	2.1%	2030
Amazon.com	Greater Seattle	14,989	340,705	1.9%	2.1%	2029 - 2030
Total Top Fifteen Tenants		$372,112	6,384,338	47.1%	39.3%

________________________
(1)The information presented is as of the date of the report.
(2)Includes subsidiaries of tenant listed.
(3)Includes 100% of annualized base rental revenues of consolidated property partnerships.
(4)We define significant lease expirations as those with space expiring greater than 25,000 rentable square feet.
(5)The 2023 lease expiration represents 6,416 rentable square feet expiring on July 31, 2023 and 158,371 rentable square feet expiring on November 30, 2023.

Q2 2023 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	480,457	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________
(1)For breakout of Net Operating Income by partnership, refer to page 37, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.
(2)Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

03
Development

–In-Process Development & Redevelopment
–Future Development Pipeline

Q2 2023 Supplemental Financial Report

In-Process Development & Redevelopment
($ in millions)

	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet (3)	Total Estimated Investment	Total Cash Costs Incurred as of 6/30/2023 (4)	% Leased	Total Project % Occupied
TENANT IMPROVEMENT (1)

Office
Austin
Indeed Tower	Austin CBD	2Q 2021	4Q 2023	734,000	$690.0	$635.6	74%	61%

San Diego County
9514 Towne Centre Drive	University Towne Center	3Q 2021	3Q 2023	71,000	60.0	42.4	100%	—%

TOTAL:				805,000	$750.0	$678.0	77%	55%

UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet (3)	Total Estimated Investment	Total Cash Costs Incurred as of 6/30/2023 (4)(5)	% Leased

Office / Life Science
San Francisco Bay Area
Kilroy Oyster Point - Phase 2	South San Francisco	2Q 2021	2Q 2025	875,000	$940.0	$465.0	—%
4400 Bohannon Drive (6)	Menlo Park	4Q 2022	3Q 2025	48,000	55.0	17.9	—%
San Diego County
4690 Executive Drive (6)(7)	University Towne Center	1Q 2022	4Q 2024	52,000	$25.0	$18.1	—%

TOTAL:				975,000	$1,020.0	$501.0	—%

________________________
(1)Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.
(2)For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction and other tenant related timing or project scope. For projects being redeveloped, redevelopment will occur in phases based on existing lease expiration dates and timing of the tenant improvement build-out.
(3)For projects being redeveloped, represents the total square footage leased.
(4)Represents costs incurred as of June 30, 2023, excluding GAAP accrued liabilities and leasing overhead.
(5)For redevelopment projects, includes the existing depreciated basis for the buildings to be redeveloped.
(6)Redevelopment project.
(7)The building was previously 100% leased to Sorrento Therapeutics, which declared Chapter 11 bankruptcy in February 2023 and rejected the lease on May 2, 2023.

Q2 2023 Supplemental Financial Report

Future Development Pipeline
($ in millions)

FUTURE DEVELOPMENT PIPELINE	Location	Approx. Developable Square Feet (1)	Total Cash Costs Incurred as of 6/30/2023 (2)

Greater Los Angeles
1633 26th Street	West Los Angeles	190,000	$15.0
San Diego County
Santa Fe Summit South / North	56 Corridor	600,000 - 650,000	111.2
2045 Pacific Highway	Little Italy	275,000	53.1
Kilroy East Village	East Village	TBD	68.0
San Francisco Bay Area
Kilroy Oyster Point - Phases 3 and 4	South San Francisco	875,000 - 1,000,000	209.4
Flower Mart	SOMA	2,300,000	513.5
Greater Seattle
SIX0	Denny Regrade	925,000	178.5
Austin
Stadium Tower	Stadium District / Domain	493,000	66.1

TOTAL:			$1,214.8

________________________
(1)Represents developable office/life science square feet. The developable square feet and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes or project design.
(2)Represents costs incurred as of June 30, 2023, excluding accrued liabilities recorded in accordance with GAAP.

04
Debt and
Capitalization Data

–Capital Structure
–Debt Analysis

Q2 2023 Supplemental Financial Report

Capital Structure
As of June 30, 2023 ($ in thousands)

Unsecured Private Placement Notes ($850.0M), 10.6%
Unsecured Term Loan, Unsecured Senior Notes & Secured Debt ($3.6B), 44.9%
Common Stock (117,177,908 shares)(1), 44.1%
Common LP Units (1,150,574 units)(2), 0.4%

Debt Balance (3)	Stated Rate	Maturity Date

Unsecured Debt (4)
$425,000	3.45%	12/15/2024
$400,000	4.38%	10/1/2025
$50,000	4.30%	7/18/2026
$350,000	6.17%	10/3/2026 (5)
$200,000	4.35%	10/18/2026
$175,000	3.35%	2/17/2027
$400,000	4.75%	12/15/2028
$75,000	3.45%	2/17/2029
$400,000	4.25%	8/15/2029
$500,000	3.05%	2/15/2030
$350,000	4.27%	1/31/2031
$425,000	2.50%	11/15/2032
$450,000	2.65%	11/15/2033
$4,200,000	3.85%

Secured Debt
$158,196	3.57%	12/1/2026
$82,414	4.48%	7/1/2027
$240,610	3.88%
________________________
(1)Value based on closing share price of $30.09 as of June 30, 2023.
(2)Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.
(3)Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.
(4)As of June 30, 2023, there was no outstanding balance on the unsecured revolving credit facility.
(5)The maturity date of the unsecured term loan assumes the exercise of the two twelve-month extensions at the Company’s option.

Q2 2023 Supplemental Financial Report

Debt Analysis
As of June 30, 2023

TOTAL DEBT COMPOSITION (1)
	Weighted Average
	Interest Rate	Years to Maturity (2)
Secured vs. Unsecured Debt
Unsecured Debt	3.9%	5.7
Secured Debt	3.9%	3.6
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	6.2%	3.3
Fixed-Rate Debt	3.7%	5.7

Stated Interest Rate	3.9%	5.6

GAAP Effective Rate	3.9%

GAAP Effective Rate Including Debt Issuance Costs	4.1%

KEY DEBT COVENANTS (3)
	Covenant	Actual Performance as of June 30, 2023

Unsecured Credit and Term Loan Facility and Private Placement Notes:
Total debt to total asset value	less than 60%	29%
Fixed charge coverage ratio	greater than 1.5x	3.9x
Unsecured debt ratio	greater than 1.67x	3.36x
Unencumbered asset pool debt service coverage	greater than 1.75x	4.48x

Unsecured Senior Notes due 2024, 2025, 2028, 2029, 2030, 2032 and 2033:
Total debt to total asset value	less than 60%	37%
Interest coverage	greater than 1.5x	7.7x
Secured debt to total asset value	less than 40%	2%
Unencumbered asset pool value to unsecured debt	greater than 150%	279%

________________________
(1)As of June 30, 2023, there was no outstanding balance on the unsecured revolving credit facility.
(2)The maturity date of the unsecured term loan assumes the exercise of the two twelve-month extensions at the Company’s option.
(3)All covenant ratio titles utilize terms and are calculated as defined in the respective debt and credit agreements.

05
Non-GAAP Supplemental
Measures

Q2 2023 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures
Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on July 31, 2023 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as follows: consolidated operating revenues (rental income and other property income) less consolidated property and related expenses (property expenses, real estate taxes and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Q2 2023 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and the provision for bad debts. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by Nareit, as the Company does not have any unconsolidated joint ventures.

Q2 2023 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards, amortization of above (below) market rents for acquisition properties and non-cash executive compensation expense then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and amounts of gain or loss on marketable securities related to the Company’s executive deferred compensation plan that are capitalized as development costs, and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

06
Definitions and Reconciliations

Q2 2023 Supplemental Financial Report

Definitions Included in Supplemental

Annualized Base Rent:
Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.
Change in GAAP / Cash Rents (Leases Commenced):
Calculated as the change between GAAP / cash rents for new/renewed leases and the expiring GAAP / cash rents for the same space. May include leases for which re-leasing timing was impacted by the COVID-19 pandemic and restrictions intended to prevent its spread. Excludes leases for which the space was vacant when the property was acquired by the Company.
Change in GAAP / Cash Rents (Leases Executed):
Calculated as the change between GAAP / cash rents for signed leases and the expiring GAAP / cash rents for the same space. May include leases for which re-leasing timing was impacted by the COVID-19 pandemic and restrictions intended to prevent its spread. Excludes leases for which the space was vacant when the property was acquired by the Company.
Estimated Stabilization Date (Development):
Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties and upon substantial completion for residential properties.
FAD Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.
First Generation Capital Expenditures:
Capital expenditures for newly acquired space, newly developed, and redeveloped space, or a significant change in use or repositioning of space that result in additional revenue generated when the space is re-leased. These costs are not subtracted in our calculation of FAD.
Fixed Charge Coverage Ratio - EBITDA:
Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.
Fixed Charge Coverage Ratio - Net Income:
Calculated as net income, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.
FFO Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Q2 2023 Supplemental Financial Report

Definitions Included in Supplemental, continued

GAAP Effective Rate:
The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.
Interest Coverage Ratio:
Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).
Net Effect of Straight-Line Rents:
Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.
Net Income Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by net income.
Net Operating Income Margins:
Calculated as net operating income divided by total revenues.
Retention Rates (Leases Executed):
Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.
Same Store Portfolio:
Our Same Store Portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2022 and still owned and included in the stabilized portfolio as of June 30, 2023. It does not include undeveloped land, development and redevelopment properties currently committed for construction, under construction, or in the tenant improvement phase, completed residential developments not yet stabilized and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.
Second Generation Capital Expenditures:
Second generation leasing includes space in the stabilized portfolio where we have made capital expenditures to maintain the current market revenue stream; generally recurring in nature or related to space previously occupied.
Stated Interest Rate:
The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.
Tenant Improvement Phase:
Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

Q2 2023 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Income Available to Common Stockholders	$55,587	$47,105	$112,195	$100,233
Net income attributable to noncontrolling common units of the Operating Partnership	537	515	1,097	1,031
Net income attributable to noncontrolling interests in consolidated property partnerships	5,151	6,355	13,213	12,094
Net Income	61,275	53,975	126,505	113,358
Adjustments:
General and administrative expenses	22,659	22,120	46,595	44,901
Leasing costs	1,326	1,447	2,698	2,460
Depreciation and amortization	90,362	96,415	184,038	185,075
Interest income and other income, net	(3,421)	(125)	(4,881)	(206)
Interest expense	26,383	20,121	52,054	40,746
Net Operating Income, as defined (1)	198,584	193,953	407,009	386,334
Wholly-Owned Properties	176,582	168,721	356,102	337,172
Consolidated property partnerships: (2)
100 First Street (3)	6,075	5,745	12,077	11,657
303 Second Street (3)	9,706	13,333	26,942	25,323
Crossing/900 (4)	6,221	6,154	11,888	12,182
Net Operating Income, as defined (1)	198,584	193,953	407,009	386,334
Non-Same Store Net Operating Income (5)	(21,127)	(12,239)	(41,037)	(22,677)
Same Store Net Operating Income	177,457	181,714	365,972	363,657
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	(9,981)	(18,713)	(12,260)	(40,580)
GAAP Operating Expenses Adjustments, net	100	110	202	221
Same Store Cash Net Operating Income	$167,576	$163,111	$353,914	$323,298

________________________
(1)Please refer to pages 31-32 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.
(2)Reflects Net Operating Income for all periods presented.
(3)For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.
(4)For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.
(5)Includes the results of one office operating property disposed of in the third quarter of 2022, one office development building added to the stabilized portfolio during the second quarter of 2022, one office development building and two life science redevelopment buildings added to the stabilized portfolio during the third quarter of 2022, and our in-process and future development projects.
(6)Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles and revenue reversals (recoveries) related to tenant creditworthiness.

Q2 2023 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended June 30,
	2023	2022
Net Income Available to Common Stockholders	$55,587	$47,105
Interest expense	26,383	20,121
Depreciation and amortization	90,362	96,415
Net income attributable to noncontrolling common units of the Operating Partnership	537	515
Net income attributable to noncontrolling interests in consolidated property partnerships	5,151	6,355
EBITDA, as adjusted (1)	$178,020	$170,511

________________________
(1)Please refer to page 32 for a Management Statement on EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by Nareit, as the Company does not have any unconsolidated joint ventures.